UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 28, 2018, Melinta Therapeutics, Inc. (the “Company”) and A. Menarini Industrie Farmaceutiche Riunite S.R.L. (“Menarini”) entered into a license agreement (the “Agreement”), under which Menarini has acquired the exclusive rights to co-develop and commercialize Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin) and Minocin® (minocycline) for injection (collectively, the “Products”) in 68 countries in Europe, Asia-Pacific including China, South Korea, and Australia (Japan excluded), and the Commonwealth of Independent States (CIS) including Russia.

In consideration for the license, Melinta is entitled to receive (i) an upfront licensing fee of €17 million, (ii) royalties on annual net sales of the Products in the licensed territory, with the royalty percentage based on the ratio of the transfer price for a Product to net sales for such Product during the year (and subject to certain adjustments, including upon loss of market exclusivity for a Product in a given country), and (iii) regulatory, launch, and sales milestone payments that could exceed €100 million in the aggregate, including €15 million payable upon the European Medicines Agency (EMA) approval of the marketing authorization application (MAA) for Vabomere.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Melinta Therapeutics, Inc.

By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer

Dated: October 2, 2018